EXHIBIT 8.1




                             Cedara Software Corp.
                             List of Subsidiaries


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| Name                                        | Jurisdiction of Incorporation |
|                                             |         or Continuance        |
|---------------------------------------------|-------------------------------|
| ISG Medical Systems Inc.                    |            Massachusetts      |
|---------------------------------------------|-------------------------------|
| Surgical Navigation Specialists Inc.(2)(3)  |               Ontario         |
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